                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE



            LEAP REPORTS RESULTS FOR FOURTH QUARTER OF FISCAL 2000

      - COMMUNICATIONS INNOVATOR PLANS CONTINUED RAPID EXPANSION IN 2001 -

SAN DIEGO -- Feb. 14, 2001 -- Leap Wireless International, Inc. (Nasdaq: LWIN), an innovator of wireless communications services, today reported preliminary results for the fourth quarter of fiscal year 2000. At the end of Dec. 31, 2000, customers of the company's innovative Cricket service rose to more than 190,000, more than triple the 62,500 customers reported as of Sept. 30, 2000 and up nearly nine-fold from the 22,000 customers reported at the beginning of 2000.

"2000 was a very successful year for Leap, and I continue to be very optimistic about Leap's future growth," said Harvey P. White, Leap's chairman and CEO. "Our focus this past year was to deliver on the commitments we made to our stockholders and the industry regarding new market launches, customer growth and preparing the company for the future. In less than two and a half years, we have acquired or obtained rights to acquire licenses that cover 73.1M potential customers (1998 POPS), more than a quarter of the U.S. population. Assuming we receive FCC approval for the transfer of all these licenses, we are the seventh largest wireless carrier in the country in terms of licensed POPs. Looking forward into 2001, we expect to continue our rapid expansion through the launch of additional markets, the commercial implementation of our wireless data strategies, and the strategic acquisition of new spectrum, as well as other investments."

Leap pioneered Cricket Comfortable Wireless service, which is an affordable alternative to traditional landline phone service. Designed for the mass consumer market, Cricket service allows customers to make all their local calls and to receive incoming calls from anywhere for the same low, flat rate every month.

OPERATIONAL HIGHLIGHTS

Leap continued its successful track record of adding customers faster and more cost effectively than almost anyone in the wireless industry. Operational highlights from the quarter included:

     - During the fourth quarter, Leap launched an additional 8 Cricket markets and expanded its Nashville market into neighboring Clarkesville and Columbia, Tenn., bringing Leap's total covered potential customers to approximately 8 million.

     - Average revenue per user per month (ARPU) in operational markets was in line with the Company's guidance contained in this release.

     - While cost per gross customer addition (CPGA) across all of its operational markets was approximately $249, the increase over previously reported CPGA was based primarily on pre-launch marketing expenses for the eight markets launched in the quarter and holiday promotional activity. Leap remains confident in its guidance that CPGA in operational markets will be approximately $230.

     - Churn across Leap's operational markets continued to trend downwards to be in line with the Company's guidance contained in this release.

     - Leap continued to develop a strong network of national, regional and local retailers which, together with Leap-owned Cricket stores, market Cricket service. At the end of the fourth quarter, Leap had expanded its distribution network approximately 10 times to nearly 1,350 points of distribution, up from the 134 reported at the end of September 2000.

"Our operational performance in the fourth quarter speaks to both the successful introduction of our Cricket brand into new markets and the strong underlying performance of our longer term operational markets," said Susan G. Swenson, Leap's president and chief operating officer. "We believe that we have demonstrated that our business plan works and we expect to also be successful in each additional market we launch. I look forward to meeting the challenges facing us in 2001 as we continue the process of building Leap's success."

SIGNIFICANT  EVENTS

     - Spectrum Acquisitions -- During the fourth quarter, Leap announced that it had signed three definitive agreements to acquire wireless operating licenses totaling approximately 3.7 million potential customers (1998
         POPs). Leap also closed previously announced acquisitions of wireless operating licenses totaling approximately 8.8 million potential customers. Subsequent to the end of the fourth quarter, Leap announced that it was the high bidder on 22 wireless operating licenses covering approximately 22.4 million potential customers (1998 POPs) in the recent broadband PCS Auction #35 held by the Federal Communications Commission (FCC) that concluded in January 2001. Leap's high bids totaled $350 million, or $15.62 per POP. Leap also announced in February 2001 that it had signed a definitive agreement with American Wireless License Group, LLC to acquire wireless operating licenses covering approximately 2.4 million potential customers in Birmingham and Tuscaloosa, Ala.; Jonesboro, Ark.; and Jackson, Miss. In total, Leap currently owns or has rights to acquire licenses covering approximately 73.1 million potential customers in 36 states, assuming FCC transfer of licenses.

     - Other Acquisitions - In December, Leap announced it had acquired a personalized, location-based wireless information technology called myAladdin.com. The proprietary technology provides on-the-fly directions to and information about the nearest restaurants, movie theaters and cash machines straight to the customer's wireless handset. It also allows customers to wirelessly access information about local concerts and events, news and more. Leap expects to offer its first wireless information services based in part on this technology to customers in the first half of 2001.

INTERNATIONAL OPERATIONS

Internationally, subscriber growth continued strong at PEGASO, the Mexican wireless company in which Leap is a 20 percent shareholder. PEGASO grew its customer base to approximately 536,000 at the end of the quarter, representing an increase of approximately 49 percent from the 360,000 customers reported on Sept. 30, 2000. During the fourth quarter, PEGASO also moved forward with its plans to build out its nationwide network with service launches in Chapala, Ensenada, Nuevo Laredo, Reynosa, and Toluca.

FINANCIAL RESULTS

Key financial performance measures for the fourth quarter ended Dec. 31, 2000 are as follows:

     - Total operating revenues for the fourth quarter, which represent the results of Leap's U.S. operations, were $14.3 million, an 89 percent increase over the previous quarter.

     - Leap's consolidated net loss was $103.5 million or $3.82 per share, which was a 91 percent increase over the net loss for the prior quarter.

     - Leap's cash and cash equivalents and investments on hand at Dec. 31, 2000 totaled $635 million, excluding restricted cash but including cash deposits on pending wireless license acquisitions including the $85 million down payment to the FCC for Auction 35.

     - Leap's property and equipment, net of depreciation, rose to $430.2 million in the fourth quarter, an increase of approximately 42 percent from that reported at the end of Sept. 30, 2000.

The financial and operating results set forth above are preliminary and unaudited. Leap's audited financial statements for the year ended Dec. 31, 2000, are not yet available. When such audited financial statements become available, Leap will file them with the Securities and Exchange Commission on its Annual Report on Form 10-K for the year ended December 31, 2000.

BUSINESS OUTLOOK

The following forward-looking statements are based on management's current expectations for future results. These expectations are based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. The following forward-looking statements speak only of management's views as of the date of this release and we do not undertake to update this information from this date. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to: changes in the economic conditions of the various markets our subsidiaries serve which could adversely affect the market for wireless services; our ability to access capital markets; a failure to meet the operational, financial or other covenants of our credit facilities; our ability to rollout networks in accordance with our plans, including receiving equipment and backhaul and interconnection facilities on schedule from third parties; failure of network systems to perform according to expectations; the effect of competition; the acceptance of our product offering by our target customers; our ability to retain customers; our ability to maintain our cost, market penetration and pricing structure in the face of competition; uncertainties relating to negotiating and executing definitive agreements and the ability to close pending transactions described in this release; technological challenges in developing wireless data services and customer acceptance of such services if developed; rulings by courts or the FCC adversely affecting our rights to own and/or operate certain wireless licenses; and other factors detailed in the section entitled "Risk Factors" included in our Transition Report on Form 10-K for the transition period from Sept. 1, 1999 to Dec. 31, 1999 and in our other SEC filings.

Looking ahead, Leap currently expects its customer base in the Unites States to reach approximately 450,000 customers at the end of the second quarter of fiscal year 2001 and expects to achieve the following results in its domestic operations at the end of the fiscal year:

     -   Total customers are expected to grow to approximately 1 million.

     - The customer base is expected to be generating approximately $400 million in service revenues on a forward-looking annualized basis.

     -   CPGA in operational markets is expected to be approximately $230.

     - Cumulative capital expenditures are expected to be approximately $1.25 billion, reflecting the significant investment Leap expects to make in the build-out of its markets to support their anticipated future growth.

Leap's current expectations relative to the performance of a typical Cricket markets on a "same-market-sales" basis are as follows:

     - Penetration - At the end of the first year of operation, Leap expects a typical Cricket market to have reached approximately six to seven percent penetration of covered POPs. This penetration is expected to increase to nine to 10 percent at the end of the second year of operation and thereafter increase at a rate of approximately one percent a year with long term penetration being in the mid to high teens.

     - Average Revenue Per User - ARPU, excluding any data service related revenue, is expected to be in the mid-$30 range throughout a typical market's first and second year of operation.

     - Minutes of Use -- MOU per average user is expected to be approximately 900 to 1100 minutes per month.

     - Churn -- Churn in one year old markets is expected to be between 4 to 5 percent and 3 to 4 percent in two year old markets. Churn in markets in their third year of operation is expected to be in line with industry average.

     - Earnings Before Interest, Taxes, Depreciation, Amortization, and Marketing -- At the end of the first year of operation, Leap expects the EBITDAM margin of a typical Cricket market, based on service revenue, to be in the low to mid-20 percent range. This margin is expected to increase to approximately 40 percent at the end of the second year of operation and to the mid-50 percent range long term.

     - Earnings Before Interest, Taxes, Depreciation, and Amortization -- A typical Cricket market is expected to be at EBITDA break-even after 12 to 15 months of operation. EBITDA margin, based on service revenue, is expected to be approximately 20 percent at the end of the market's second year of operation and in the mid-40 percent range long term.

ABOUT LEAP

Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative communications services for the mass market. Leap pioneered the Cricket Comfortable Wireless service that lets customers make all their local calls and receive calls from anywhere for one low, flat rate. Leap currently has several new services in development, including data services designed to further transform wireless communications for consumers. For more information, please visit www.leapwireless.com.

Except for the historical information contained herein, this news release contains "forward-looking statements," including statements reflecting management's current forecast of certain aspects of Leap's future. Forward-looking statements, which are based upon certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "plan," "anticipate," "estimate," "project" or similar expressions. These statements are based on current information, which we have assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. The forward-looking statements in this news release speak only of management's views as of the date of this release and we do not undertake any obligation to update this information from this date. Our actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with our business. Factors that could cause actual results to differ include, but are not limited to: changes in the economic conditions of the various markets our subsidiaries serve which could adversely affect the market for wireless services; our ability to access capital markets; a failure to meet the operational, financial or other covenants of our credit facilities; our ability to rollout networks in accordance with our plans, including receiving equipment and backhaul and interconnection facilities on schedule from third parties; failure of network systems to perform according to expectations; the effect of competition; the acceptance of our product offering by our target customers; our ability to retain customers; our ability to maintain our cost, market penetration and pricing structure in the face of competition; uncertainties relating to negotiating and executing definitive agreements and the ability to close pending transactions described in this release; technological challenges in developing wireless data services and customer acceptance of such services if developed; rulings by courts or the FCC adversely affecting our rights to own and/or operate certain wireless licenses; and other factors detailed in the section entitled "Risk Factors" included in our Transition Report on Form 10-K for the transition period from Sept. 1, 1999 to Dec. 31, 1999 and in our other SEC filings. The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONFERENCE CALL NOTE

Leap will hold a conference call to discuss these results at 11:00 a.m. ET, Wednesday, Feb. 14th. A live broadcast of the conference call will be available online at the following internet links:

www.leapwireless.com or www.streetevents.com.

To listen to the call, please go to the Web site at least 15 minutes prior to the start time to register, download and install any necessary audio software. A replay of the conference call will be available shortly after the call through close of business March 23, 2001. The conference call will also be rebroadcast telephonically until February 23rd, beginning shortly after its completion. You can access the rebroadcast by dialing 1-800-633-8284 and entering the reservation number 17436401 followed by the # key. International callers should dial 858-812-6440 and enter reservation number 17436401 followed by the # key. For persons who do not have access to the internet, please contact Leap's Investor Relations department at 858-882-6206 for the telephone access number.

                                       ###

                        LEAP WIRELESS INTERNATIONAL, INC.

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)
                                 (IN THOUSANDS)


                                                                    DECEMBER 31,
                                                                       2000
                                                                    -----------
ASSETS
Cash and cash equivalents ....................................      $   269,450
Restricted cash equivalents and short-term investments .......           13,575
Short-term investments .......................................          268,534
Inventories ..................................................            9,032
Notes receivable .............................................          148,907
Other current assets .........................................           12,746
                                                                    -----------
     Total current assets ....................................          722,244
Property and equipment, net ..................................          430,193
Investments in and loans receivable from unconsolidated
  wireless operating companies ...............................           34,691
Wireless licenses, net .......................................          265,635
Goodwill and other intangible assets, net ....................           30,297
Restricted investments .......................................           51,896
Deposits and other assets ....................................          122,451
                                                                    -----------
     Total assets ............................................      $ 1,657,407
                                                                    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities .....................      $    58,735
Other current liabilities ....................................           75,690
                                                                    -----------
     Total current liabilities ...............................          134,425
Long-term debt ...............................................          897,878
Other long-term liabilities ..................................           41,846
                                                                    -----------
     Total liabilities .......................................        1,074,149
                                                                    -----------
Stockholders' equity:
  Preferred stock ............................................               --
  Common stock ...............................................                3
  Additional paid-in capital .................................          893,401
  Unearned stock-based compensation ..........................          (10,019)
  Accumulated deficit ........................................         (302,898)
  Accumulated other comprehensive income .....................            2,771
                                                                    -----------
     Total stockholders' equity ..............................          583,258
                                                                    -----------
        Total liabilities and stockholders' equity ...........      $ 1,657,407
                                                                    ===========

                       LEAP WIRELESS INTERNATIONAL, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                      THREE MONTHS    YEAR
                                                                          ENDED       ENDED
                                                                      -----------------------
                                                                         DECEMBER 31, 2000
                                                                      -----------------------
Revenues:
  Service revenue ................................................    $   9,057     $  40,599
  Equipment revenue ..............................................        5,205         9,718
                                                                      ---------     ---------
  Total revenues .................................................       14,262        50,317
                                                                      ---------     ---------
Operating expenses:
  Cost of service ................................................       (6,545)      (20,821)
  Cost of equipment ..............................................      (24,038)      (54,883)
  Selling, general and administrative expenses ...................      (44,174)     (117,349)
  Depreciation and amortization ..................................       (7,312)      (24,563)
                                                                      ---------     ---------
          Total operating expenses ...............................      (82,069)     (217,616)
                                                                      ---------     ---------
  Operating loss .................................................      (67,807)     (167,299)
Equity in net loss of unconsolidated wireless
  operating companies ............................................       (6,623)      (78,624)
Interest income ..................................................       14,539        48,477
Interest expense .................................................      (31,450)     (112,358)
Foreign currency transaction gains (losses), net .................          867        13,966
Gain on sale of wholly-owned subsidiary ..........................           --       313,432
Gain on issuance of stock by unconsolidated wireless
  operating company ..............................................           --        32,602
Other income (expense), net ......................................          (65)        1,913
                                                                      ---------     ---------
Income (loss) before income taxes and extraordinary items ........      (90,539)       52,109
Income taxes .....................................................      (12,992)      (47,540)
                                                                      ---------     ---------
Income (loss) before extraordinary items .........................     (103,531)        4,569
Extraordinary loss on early extinguishment of debt ...............           --        (4,737)
                                                                      ---------     ---------
  Net loss .......................................................    $(103,531)    $    (168)
                                                                      =========     =========
Basic net income (loss) per common share:
  Income (loss) before extraordinary items .......................    $   (3.82)    $    0.18
  Extraordinary loss .............................................           --         (0.19)
                                                                      ---------     ---------
           Net loss ..............................................    $   (3.82)    $   (0.01)
                                                                      =========     =========
Diluted net income (loss) per common share:
  Income (loss) before extraordinary items .......................    $   (3.82)    $    0.14
  Extraordinary loss .............................................           --         (0.15)
                                                                      ---------     ---------
           Net loss ..............................................    $   (3.82)    $   (0.01)
                                                                      =========     =========
Shares used in per share calculations:
  Basic ..........................................................       27,121        25,398
                                                                      =========     =========
  Diluted ........................................................       27,121        32,543
                                                                      =========     =========

                        LEAP WIRELESS INTERNATIONAL, INC.

                              SELECTED SEGMENT DATA
                                   (UNAUDITED)
                                 (IN THOUSANDS)

                                                 THREE MONTHS          YEAR
                                                     ENDED             ENDED
                                                 ------------------------------
                                                       DECEMBER 31, 2000
                                                 ------------------------------
UNITED STATES:
Revenues ...................................      $    14,262       $    31,643
EBITDA .....................................          (49,816)          (86,492)
Operating loss .............................          (56,842)         (105,669)
Capital expenditures .......................         (130,708)         (422,226)
Purchase of wireless licenses ..............          (73,943)         (184,452)
Total assets ...............................        1,157,175         1,157,175

MEXICO(1):
Revenues ...................................           29,857            77,938
EBITDA .....................................          (33,330)         (153,784)
Operating loss .............................          (46,078)         (227,090)
Capital expenditures .......................          (48,855)         (171,536)
Total assets ...............................          785,379           785,379

----------

(1) The results of the Mexico segment are for the quarter and year ended September 30, 2000, a three-month reporting lag.